Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail M. Peck
Vice President, Finance and Treasurer
April 26, 2018
Thank you, Aaron. Good morning everyone. Welcome to the Trinity Industries’ first quarter 2018 results conference call. I am Gail Peck, Vice President, Finance and Treasurer of Trinity. Thank you for joining us this morning.
Today, we will follow the format we used on our last earnings call, which included a brief update on the progress we are making on our planned spin-off transaction. On this morning’s call, you will hear more detail regarding the anticipated business alignment for the two stand-alone public companies. Following the call, slides covering today’s business alignment discussion will be filed in an 8K as well as posted on our website, www.trin.net, under the “Trinity Spin-Off” tab and the “Events & Presentations” tab of the Investors Relations section.
We are pleased to announce that Antonio Carrillo, the future President and Chief Executive Officer of the new infrastructure company, officially joined Trinity this week as Senior Vice President and Group President over the Construction, Energy, Marine and Components Group, and he is in the room with us today. Antonio will serve in this role throughout the period in which Trinity continues to pursue the spin-off.
Scott Beasley, the future Chief Financial Officer of the new company, will provide today’s commentary for the Construction Products, Energy Equipment, and Inland Barge Groups. Scott joined Trinity in 2014 and is currently serving as CFO for these business groups and previously held the role of Vice President of Corporate Strategic Planning for Trinity.
Today’s speakers also include:
•Theis Rice, our Senior Vice President and Chief Legal Officer
•Tim Wallace our Chairman, Chief Executive Officer and President;
•Melendy Lovett, our Senior Vice President and Chief Administrative Officer;
•Eric Marchetto, our Executive Vice President and Chief Commercial Officer for TrinityRail; and
•James Perry, our Senior Vice President and Chief Financial Officer
Following prepared remarks, we will move to the Q&A session. Mary Henderson, our Vice President and Chief Accounting Officer, is also in the room with us today.
I will now turn the call over to Theis Rice.
Theis
Tim
Melendy
Scott
Eric
James
Q&A Session
Thank you, Aaron. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on May 3, 2018. The access number is (402) 220-2103. Also the replay will be available on our website located at www.trin.net.

We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.